                       TRANSFER AGENCY SERVICES AGREEMENT

         THIS AGREEMENT is made as of April 3, 2006 by and between PFPC INC., a
Massachusetts corporation ("PFPC"), and Premier VIT, a Massachusetts business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act; and

         WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT.

(a)      "1933 Act" means the Securities Act of 1933, as amended.

(b)      "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c)      "1940 Act" means the Investment Company Act of 1940, as amended.

(d)      "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees (the "Board") to give
         Oral Instructions and Written Instructions on behalf of the Fund. An
         Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

(e)      "CEA" means the Commodities Exchange Act, as amended.

(f)      "Custodian" shall mean State Street Bank and Trust Company, or any successor thereto duly authorized. (g) "Declaration of Trust" means the declaration of trust of the Fund, as amended from time to time. (f)
         "Oral Instructions" mean oral instructions addressed to and received by
         PFPC from an Authorized Person or from a person reasonably believed by
         PFPC to be an Authorized Person.

(g)      "SEC" means the Securities and Exchange Commission.

(h)      "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the
         CEA.

(i)      "Shares" mean the shares of beneficial interest of any Portfolio or class of the Fund.

(j)      "Written Instructions" mean (i) written instructions signed by an
         Authorized Person and addressed to and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by electronically (with respect to sub-item (ii) above) or by hand, mail, electronic mail, tested telegram, cable, telex or facsimile sending device.

2.       APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.       COMPLIANCE WITH LAWS, RULES, REGULATIONS AND GOVERNING DOCUMENTS.

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(a)      PFPC undertakes to comply with all applicable requirements of the
         Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein,
         PFPC assumes no responsibility for such compliance by the Fund or any other entity. In addition and subject to Section 22(b) hereof, PFPC shall act in accordance with the Fund's Declaration of Trust, by-laws, and registration statement, as supplemented and amended from time to time, on file with the SEC (the "Registration Statement"), with the policies and procedures adopted by the Board, and with the instructions of the Board.

(b)      PFPC acknowledges the Fund's obligations under Rule 22c-2 of the 1940
         Act, as amended ("Rule 22c-2"), and agrees, upon request of the Fund, to facilitate, in a manner mutually acceptable to the parties, the compilation of customer identification and transaction data provided from time to time by the Fund's "Financial Intermediaries" (as that term is defined by Rule 22c-2).

4.       INSTRUCTIONS AND RIGHT TO RECEIVE ADVICE.

(a)      PFPC will have no liability when acting upon Written or Oral
         Instructions in accordance with the standard of care set forth in
         Section 12 and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund.

(b)      If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or
         Written Instructions, from or on behalf of the Fund. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund, the
         Fund's investment adviser or PFPC,

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         at the option of PFPC). In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund, and the advice it receives from counsel pursuant to the immediately preceding sentence, PFPC may rely upon and follow the advice of counsel. PFPC shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the written opinion of counsel for the Fund or for PFPC and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral
         Instructions or Written Instructions. Written Instructions requested by
         PFPC will be provided by the Fund within a reasonable period of time.

(c)      PFPC, its officers, agents or employees, shall accept Oral Instructions or Written Instructions. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written
         Instructions, and that the Fund's failure to so confirm shall not impair in any respect PFPC's right or obligation to rely on Oral
         Instructions.

5.       RECORDS.

(a)      PFPC shall create and maintain all records required of it pursuant to its duties hereunder, including records required by Section 31(a) of the 1940 Act and in accordance with all applicable laws, rules and regulations. Where applicable, such records shall be maintained by PFPC for the periods and in the places required by Rule 31a-2 under the 1940
         Act. Such books and records shall, to the extent practicable, be maintained separately for each Portfolio.

(b)      PFPC agrees that the books and records of the Fund, including, without limitation, all records required by Section 31 of the 1940 Act prepared or maintained by PFPC relating to the services to be performed by PFPC hereunder, are the property of the Fund and will

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         be preserved, maintained and made available by PFPC in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request. The Fund, Authorized Persons and the Fund's authorized representatives shall have access to such books and records at all times during PFPC's normal business hours. Upon the request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an authorized representative of the
         Fund, in such format as requested by the Fund, at the reasonable expense of the Fund.

(c)      In case of any requests or demands for the inspection of Shareholder records of the Fund, PFPC will use its best efforts to notify the Fund of such request and secure Written Instructions as to the handling of such request. PFPC reserves the right, however, to exhibit the
         Shareholder records to any person whenever it is advised by its counsel
         (as contemplated by Section 4(b) hereof) in writing that it may be held liable for the failure to comply with such request and shall promptly notify the Fund of any such action and advice.

6.       CONFIDENTIALITY.

(a)      Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential
         Information shall include:

         (i)      any data or information that is competitively sensitive
                  material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships,
                  customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (ii)     any scientific or technical information, design, process,
                  procedure, formula, or improvement that is commercially
                  valuable and secret in the sense that its

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                  confidentiality affords the Fund or PFPC a competitive
                  advantage over its competitors;

         (iii)    all confidential or proprietary concepts, documentation,
                  reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

         (iv)     anything designated as confidential.

(b)      PFPC understands and agrees: (i) that the Funds' "Confidential
         Portfolio Information" is the confidential property of the Funds and may not be used for any purpose except in connection with the provision of services to the Funds and, in particular, such information may not be traded upon by PFPC or any of its employees; (ii) to limit access to non-public portfolio holdings information to PFPC's employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) that upon written request from the Fund, PFPC shall promptly return or destroy the non-public portfolio holdings information.

(c)      Notwithstanding the foregoing, information shall not be Confidential
         Information and shall not be subject to such confidentiality obligations if it:

         (i)      is already known to the receiving party at the time it is
                  obtained;

         (ii)     is or becomes publicly known or available through no wrongful act of the receiving party;

         (iii)    is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of
                  confidentiality;

         (iv)     is, to the actual knowledge of the receiving party, released by the protected party to a third party (other than under the circumstances described in clauses (v) or (vi), but with
                  respect to the protected party) without restriction;

         (v)      is required to be disclosed by the receiving party pursuant to the requirement of a court order, subpoena, governmental or regulatory agency or law (provided the

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                  receiving party will provide the other party written notice of the same, to the extent such notice is permitted);

         (vi)     is relevant and material to the defense of any claim or cause of action asserted against the receiving party;

         (vii)    is necessary for the receiving party to release such
                  information in connection with the provision of services under this Agreement; or

         (viii)   has been or is independently developed or obtained by the
                  receiving party.

7.       COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

8.       PFPC SYSTEM. PFPC shall retain title to and ownership of any and all proprietary data base formats, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by
         PFPC to the Fund. Notwithstanding the foregoing, the parties acknowledge that the Fund shall retain all ownership rights in Fund data which resides on the PFPC System.

9.       DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided

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         such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

10.      COMPENSATION.

(a)      As compensation for services rendered by PFPC during the term of this
         Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC. In addition, the
         Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PFPC in the performance of its duties hereunder.

(b)      PFPC shall establish with a bank, currently Mellon Trust of New
         England, N.A. ("Mellon") certain cash management accounts ("Service
         Accounts") required for PFPC to provide services under this Agreement.
         The Fund acknowledges that (i) PFPC and may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PFPC; (ii) balance credits earned with respect to the amounts in such Service Accounts ("Balance Credits")
         will be used to offset the banking service fees imposed by Mellon ;
         (iii) Balance Credits will be calculated by PFPC and applied toward the
         Fund's Banking Service Fees regardless of the Service Account aforementioned balance sweep; and (iv) PFPC shall retain any excess
         Balance Credits for its own use, which may include reducing PFPC's overall invoice from Mellon.

(c)      PFPC represents and warrants that (i) the terms of this Agreement, (ii)
         the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or its affiliates in connection with this
         Agreement are set forth in full in this

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         Agreement and the applicable fee letter executed by the Fund and PFPC.
         The undersigned officer of the Fund represents and warrants that a true and complete copy of this Agreement has been provided to the Board.
         PFPC and the undersigned officer of the Fund represent and warrant that the Fund's investment advisor (the "Investment Adviser") and its affiliates have derived no benefits from PFPC relating to this
         Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to the Investment Adviser or any of its affiliates.

11.      INDEMNIFICATION.

(a)      The Fund agrees to indemnify, defend and hold PFPC harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against PFPC or for which PFPC may be held to be liable (a "Claim") arising out of or attributable to any of the following:

         (i)      any actions of PFPC required to be taken pursuant to this
                  Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by PFPC in the performance of its duties hereunder;

         (ii)     PFPC's reasonable reliance on, or reasonable use of
                  information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by PFPC from the Fund, or any
                  authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of PFPC's duties and obligations hereunder;

         (iii)    the non-negligent reliance on, or the non-negligent
                  implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

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         (iv)     the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

         (v)      the Fund's refusal or failure to comply with the terms of this
                  Agreement, or any Claim which arises solely out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein;

         provided that in each case in which indemnification is sought PFPC has not acted contrary to the standard of care set forth in Section 12(a)
         of this Agreement, and no indemnification of under this clause (a)
         shall exist for any liability arising out of PFPC's willful misfeasance, bad faith or negligence in the performance of its duties or any breach by PFPC of any representation, warranty or covenant of
         PFPC contained in this Agreement. The obligations hereunder with respect to any Portfolio shall be the several, and not joint or joint and several, obligations of such Portfolio.

(b)      PFPC agrees to indemnify, defend and hold harmless the Fund and its affiliates, including its and their respective officers, trustees, directors and employees, from all Claims arising directly or indirectly out of PFPC's willful misfeasance, bad faith or negligence in the performance of its duties or any breach by PFPC of any representation, warranty or covenant of PFPC contained in this Agreement

(c)      In any case in which either party (the "Indemnifying Party") may be asked to indemnify or hold the other (the "Indemnified Party")
         harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the
         Indemnifying Party although the failure to do so shall not prevent recovery by the Indemnified Party, except that the failure of the
         Indemnified Party to so notify the Indemnifying Party will relieve

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         the Indemnifying Party of its indemnity obligation with respect to the action to the extent that such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. In addition, the Indemnified Party shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying
         Party shall have the option to defend the Indemnified Party against any
         Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, and thereupon the Indemnifying
         Party shall take over complete defense of the Claim and the Indemnified
         Party shall sustain no further legal or other expenses in respect of such Claim. The Indemnified Party will not confess any Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent.

(d)      Any claim for indemnification under this Agreement must be made prior to the later of:

         (i)      one year after the Indemnified Party becomes aware of the
                  event for which indemnification is claimed; or

         (ii)     one year after the earlier of the termination of this
                  Agreement or the expiration of the term of this Agreement.

(e)      Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Section 11 shall be PFPC's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this Section 11 may apply.

(f)      The provision of this Section 11 shall survive termination of this
         Agreement.

12.      STANDARD OF CARE.

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(a)      PFPC shall at all times act in good faith and agrees to use its best efforts to ensure the accuracy of all services performed under this
         Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by PFPC's breach of a representation, warranty or covenant or own negligence, bad faith or willful misconduct or that of its employees or its agents.

(b)      Notwithstanding any provision in this Agreement to the contrary, PFPC's cumulative liability (to the Fund) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement)
         and regardless of the form of action or legal theory shall not exceed
         (i) the fees received by PFPC for services provided under this
         Agreement during the twelve months immediately prior to the date of such loss or damage; or (ii) if this Agreement has not been in effect for twelve months, $2,000,000. The Fund understands the limitation on
         PFPC's damages to be a reasonable allocation of risk and the Fund expressly consents with respect to such allocation of risk. In allocating risk under the Agreement, the parties agree that the damage limitation set forth above shall apply to any alternative remedy ordered by a court in the event such court determines that sole and exclusive remedy provided for in the Agreement fails of its essential purpose.

(c)      Any costs or losses incurred by the Fund for the processing of any purchase, redemption, exchange or other share transactions at a price per share other than the price per share applicable to the effective date of the transaction as provided by the Fund (the foregoing being generally referred to herein as "as of" transactions) will be handled in the following manner:

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         (i)      For each calendar year, if all "as of " transactions for the year that are a result of incorrect processing by PFPC, taken in the aggregate, result in a net loss to the Fund ("net
                  loss"), PFPC will reimburse the Fund for such net loss within
                  30 days after the end of such calendar year. However, if at any time during any calendar year, all "as of " transactions, taken in the aggregate, result in a net loss to the Fund in excess of $50,000, PFPC will immediately reimburse the Fund for such net loss. In either case, PFPC's obligation to
                  reimburse the Fund will be reduced or eliminated with the
                  application of a "net benefit" to the Fund carried over from prior calendar years pursuant to sub-paragraph (ii)
                  immediately below.

         (ii)     For each calendar year, if all "as of" transactions for the year that are a result of incorrect processing by PFPC, taken in the aggregate, result in a net benefit to the Fund ("net benefit"), the Fund shall not reimburse PFPC for the amount of such net benefit; however, any "net benefit" for any calendar year may be used to offset, in whole or in part, any "net
                  loss" suffered by the Fund in any future calendar year so as to reduce the amount by which PFPC shall be required to
                  reimburse the Fund for such "net loss" in such year pursuant to sub-paragraph (i) immediately above.

         (iii)    Any "net loss" for which PFPC reimburses the Fund in any
                  calendar year shall not be carried over into future years so as to offset any "net benefit" in such future years.

(d)      Each party shall have the duty to mitigate damages for which the other party may become responsible.

(e)      PFPC shall maintain an insurance policy or surety bond, in the face amount of $10 million per covered transaction against losses suffered by PFPC in excess of the policy deductibles arising from errors or omissions on the part of PFPC in carrying out its responsibilities under this Agreement. PFPC shall furnish promptly to the Fund copies of all insurance policies maintained pursuant to this Section 12(d) that have not previously been furnished to the Fund. PFPC shall direct its insurers to provide the Fund with at least 30 days' written notice of any cancellation of any policy maintained to satisfy this Section
         12(d). In addition, PFPC shall promptly provide the Fund with a copy of any amendment of any such policy.

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(f)      NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT
         SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS,
         TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO
         THE OTHER UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER
         LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE,
         SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH
         IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER
         SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS
         BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

(g)      The provisions of this Section 12 shall survive termination of this
         Agreement.

13.      REPRESENTATIONS AND WARRANTIES.

(a)      PFPC represents and warrants to the Fund that:

         (i)      it is a corporation duly organized, existing and in good
                  standing under the laws of the Commonwealth of Massachusetts;

         (ii)     it is empowered under applicable laws and by its Articles of
                  Incorporation and By-Laws to enter into and perform this
                  Agreement;

         (iii)    all requisite corporate proceedings have been taken to
                  authorize it to enter into this Agreement;

         (iv)     it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in
                  effect for the duration of this Agreement and agrees that it will promptly notify the Fund in the event of any change in its status as a registered transfer agent;

         (v)      it has and will continue to have access to the necessary
                  facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

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(b)      The Fund represents and warrants to PFPC that:

         (i)      it is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed;

         (ii)     it is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into this Agreement;

         (iii)    all proceedings required by said Declaration of Trust, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

         (iv)     a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all
                  appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the
                  Fund being offered for sale; and

         (v)      all outstanding Shares are validly issued, fully paid and
                  non-assessable and when Shares are hereafter issued in
                  accordance with the terms of the Fund's Declaration of Trust and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

14.      FORCE MAJEURE.

(a)      No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, acts of terrorism, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; or (iv) nonperformance by a third party or any similar cause beyond the reasonable control of such party, provided that such third party is not a subcontractor engaged by PFPC as provided in Section 22(b). In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use its best efforts to recommence performance or observance as soon as practicable.

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15.      DESCRIPTION OF SERVICES.

(a)      Services Provided on an Ongoing Basis, If Applicable.

         (i)      Maintain shareholder registrations;

         (ii)     Direct payment processing of checks or wires;

         (iii)    Prepare and certify stockholder lists in conjunction with
                  proxy solicitations;

         (iv)     Provide periodic shareholder lists and statistics to the Fund;

         (v)      Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

         (vi)     Accept and post daily Share purchases and redemptions; and

         (vii)    Accept, post and perform shareholder transfers and exchanges.

(b)      Purchase of Shares. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

         (i)      A purchase order in completed proper form;

         (ii)     Proper information to establish a shareholder account; and

         (iii)    Confirmation of receipt or crediting of funds for such order to the Custodian.

(c)      Redemption of Shares. PFPC shall process requests to redeem Shares as follows:

         (i)      All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

         (ii)     PFPC reserves the right to refuse to transfer or redeem Shares until it is reasonably satisfied that the endorsement on the instructions is valid and genuine and that the requested
                  transfer or redemption is legally authorized, and it shall

                                                                              16

                  incur no liability for the reasonable refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is
                  reasonably satisfied that there is no basis to any claims
                  adverse to such transfer or redemption.

         (iii)    When Shares are redeemed, PFPC shall deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be
                  reflected on appropriate accounts maintained by PFPC
                  reflecting outstanding Shares of the applicable Portfolio of the Fund and Shares attributed to individual accounts.

         (iv)     PFPC shall, upon receipt of the monies provided to it by the
                  Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the
                  procedures established from time to time between PFPC and the
                  Fund.

         (v)      When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with a check or the Service Account Custodian with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

         (vi)     PFPC shall not process or effect any redemption requests with respect to Shares of any Portfolio of the Fund after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of such Portfolio.

(d)      Dividends and Distributions. Upon a resolution of the Board authorizing the declaration and payment of dividends and distributions and Written
         Instructions to PFPC, PFPC shall

                                                                              17

         issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations.

(e)      Shareholder Account Services.

         (i)      PFPC may arrange, in accordance with the prospectus, for
                  issuance of Shares obtained through direct purchases through broker wire orders, checks and applications.

         (ii)     PFPC may arrange, in accordance with the prospectus, for a shareholder's exchange of Shares for shares of another
                  Portfolio with which the Fund has exchange privileges.

(f)      Records. PFPC shall maintain records of the accounts for each shareholder showing the following information:

         (i)      Name, address and United States Tax Identification or Social
                  Security number;

         (ii)     Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

         (iii)    Historical information regarding the account of each
                  shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account from the initial date of service under this Agreement forward;

         (iv)     Any stop or restraining order placed against a shareholder's account;

         (v)      Any correspondence relating to the current maintenance of a shareholder's account;

         (vi)     Information with respect to withholdings; and

         (vii)    Any information required in order for PFPC to perform any
                  calculations required

                                                                              18

                  by this Agreement.

(g)      Shareholder Inspection of Stock Records. Upon a request from any
         Portfolio shareholder to inspect share records, PFPC will notify the
         Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the
         Fund agrees to and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the
         Portfolio's stock records.

(h)      Lost Shareholders. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost
         Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

         (i)      documentation of search policies and procedures;

         (ii)     execution of required searches;

         (iii)    tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

         (iv)     preparation and submission of data required under the Lost
                  Shareholder Rules.

         Except as set forth above, PFPC shall have no responsibility for any escheatment services.

 (i)     Proxy Advantage. The Fund hereby engages PFPC as its exclusive proxy solicitation service provider with respect to those items and for such fees to PFPC as may reasonably be agreed to from time to time in writing by the Fund. If so agreed from time to time in writing by the
         Fund and PFPC, such services may include mailing proxy statements and proxy cards to shareholders. If no such agreement is reached, the Fund may nevertheless retain other proxy solicitation agents.

                                                                              19

16.      PRIVACY. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part
         248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

17.      ANTI-MONEY LAUNDERING. PFPC shall perform reasonable actions necessary for the Fund to be in compliance with the United States federal anti-money laundering ("AML") laws applicable to investor activity, including, without limitation, to the extent applicable, the Bank
         Secrecy Act and the USA PATRIOT Act of 2001. In this regard, PFPC shall: (a) establish and implement written policies, procedures and internal controls reasonably designed to prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established AML policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (d) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training

                                                                              20

         provided for appropriate PFPC personnel. PFPC agrees to permit inspections relating to PFPC's AML program by United States federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to PFPC's AML program as such examiners shall reasonably request.

18.      CUSTOMER IDENTIFICATION PROGRAM ("CIP") SERVICES.

(a)      To help the Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

(i)      Implement procedures under which new accounts in any Portfolio are not established unless PFPC has obtained the name, date of birth (for natural persons only), address and government-issued identification number or any other government-issued document evidencing nationality or residence (collectively, the "Data Elements") for each corresponding
         Customer (as defined in 31 CFR 103.131).

(ii)     Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

                                                                              21

(iii)    Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 103.131(b)(3).

(iv)     Determine whether any Customer's name appears on a list of known or suspected terrorists or terrorist organizations designated by the
         Department of the Treasury, if any, consistent with 31 CFR
         103.131(b)(4).

(v)      Regularly report to the Fund about measures taken under (i)-(iv) above.

(vi)     If PFPC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the
         Fund to notify prospective Customers, consistent with 31 CFR
         103.(b)(5), about the Fund's CIP.

(vii)    Annually, or upon the Fund's reasonable request, certify that PFPC continues to implement the duties set forth in this Section 18(a).

(b)      Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data
         Elements for (or verify) prospective customer (or accounts) beyond the requirements of relevant regulation (for example, unless and until requirements change to require the same, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the fund to be in compliance with relevant regulation.

(c)      Notwithstanding anything to the contrary, PFPC need not perform any of the steps described above with respect to persons purchasing Shares of a Portfolio via exchange privileges with other Portfolios.

19.      DURATION AND TERMINATION.

(a)      This Agreement shall be effective on the date first written above and unless terminated pursuant to its terms shall continue for a period of five (5) years (the "Initial Term").

                                                                              22

(b)      Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years ("Renewal
         Terms") each, unless the Fund or PFPC provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days prior to the expiration of the Initial Term or the then current Renewal Term.

(c)      In the event of termination, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.

(d)      In the event that PFPC has failed to meet a specific performance standard category, as set forth in Exhibit B, in four of any rolling six one-month periods, the Fund may give written notice thereof to
         PFPC, and if such failure shall not have been remedied within thirty
         (30) days after such written notice is received, then the Fund may terminate this Agreement without penalty by giving not less than thirty
         (30) days written notice of such termination to PFPC. Notwithstanding the foregoing, the Fund's rights under this Section 19(d), shall not become effective until ninety (90) days after the commencement of the services by PFPC hereunder. Unless the Fund provides PFPC with notice of the Fund's intent to exercise this option within 60 days of its becoming aware of the occurrence of the applicable failure, the Fund shall have waived its option to terminate under this provision. In the event that the Fund terminates this Agreement pursuant to this Section
         19(d), such termination of this Agreement shall not constitute a waiver by the Fund of any other rights it might have under this Agreement or otherwise against PFPC.

(e)      If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the
         "Non-Defaulting Party") may give written notice thereof to the
         Defaulting Party, and if such material breach shall not have

                                                                              23

         been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving not less than thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the
         Non-Defaulting Party shall not constitute a waiver by the
         Non-Defaulting Party of any other rights it might have under this
         Agreement or otherwise against the Defaulting Party.

(f)      Notwithstanding anything contained in this Agreement to the contrary, should a merger, acquisition, change in control, re-structuring, re-organization or any other decision:

         (i)      involving the Fund or any affiliate (as defined under the 1940
                  Act) of the Fund result in the Fund's desire to cease to use
                  PFPC as the provider of any of the services set forth
                  hereunder in favor of another service provider prior to the expiration of the then current Initial or Renewal Term, PFPC shall make a good faith effort to facilitate a prompt
                  conversion of services to the Fund's successor service
                  provider, however, there can be no guarantee that PFPC will be able to facilitate such a conversion of services on the
                  conversion date requested by the Fund. In connection with the foregoing and prior to such conversion to the successor
                  service provider, if the successor service provider is not an affiliate of PFPC the payment of all fees to PFPC as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with PFPC until the expiration of the then
                  current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to PFPC.

         (ii)     result in a change of control of greater than 50% of the
                  beneficial ownership of the

                                                                              24

                  shares of beneficial interest of PFPC, other than any such change of control where the Board determines that the
                  successor entity has similar financial standing and ability to provide services hereunder as PFPC and is not engaged in
                  transactions, claims or litigation directly adverse to the
                  Adviser, the Fund may terminate this Agreement without penalty upon not less than thirty (30) days written notice.

(g)      Notwithstanding anything contained in this Agreement to the contrary, if PFPC files a petition for bankruptcy or receivership or has a materially impaired financial condition which impairs PFPC's ability to perform the services set forth in this Agreement or admits in writing its inability to pay its debts as they become due, or has a significant regulatory problem which impairs PFPC's ability to perform the services set forth in this Agreement or is the subject of a significant regulatory investigation which prohibits PFPC from performing the services set forth in this Agreement, and, the Board determines in the exercise of its fiduciary obligations that such event materially impairs PFPC's ability to perform its obligations under this Agreement or jeopardizes the Fund in any material manner, or if PFPC fails or ceases to be registered with the appropriate regulatory agencies as a transfer agent, then the Fund may terminate this Agreement without penalty upon written notice to PFPC, provided that all reasonable expenses (which shall not be deemed a penalty) associated with movement or duplication of records and materials, deconversion and conversion to a successor or other service provider incurred by PFPC will be borne by the Fund.

20.      NOTICES. Notices shall be addressed (a) if to PFPC, at 301 Bellevue
         Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Fund in writing); (b) if to the
         Fund, at c/o OpCap Advisors, 1345 Avenue of

                                                                              25

         the Americas, New York, NY 10105-4800 , Attention: President or (c) if
         to either of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

21.      AMENDMENTS. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

22.      DELEGATION; ASSIGNMENT AND SUB-CONTRACTING.

(a)      PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC
         Financial Services Group, Inc., provided that PFPC gives the Fund thirty (30) days prior written notice of such assignment or delegation.

(b)      PFPC may engage the services of sub-contractors to perform certain services to be provided by PFPC hereunder, provided however, it is agreed that prior to engaging any sub-contractor to perform any of the core transfer agent functions or other material Service described herein, PFPC will seek prior approval from the Fund which approval will not be unreasonably withheld or delayed. The services that PFPC currently intends to subcontract, and the names of the intended sub-contractors are set forth in Exhibit C hereto.

23.      COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of

                                                                              26

         which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.      FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.      MISCELLANEOUS.

(a)      Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b)      No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees that no modifications to its registration statement and no policies it adopts will affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c)      Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)      Information. The Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by
         PFPC to the Fund.

(e)      Governing Law. This Agreement shall be deemed to be a contract made in
         Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(f)      Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be

                                                                              27

         affected thereby.

(g)      Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h)      No Representations or Warranties. Except as expressly provided in this
         Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise
         (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(i)      Facsimile Signatures. The facsimile signature of any party to this
         Agreement shall constitute the valid and binding execution hereof by such party.

(j)      Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S.
         Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1,
         2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) the
         Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

                                                                              28

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         PFPC INC.

                                         By:
                                             -----------------------------------

                                         Title: Executive Vice President
                                                Senior Managing Director

                                         Premier VIT

                                         By: /s/ Brian S. Shlissel
                                            ------------------------------------

                                         Title: President & CEO

                                                                              29

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of April 3, 2006, is Exhibit A to that certain
Transfer Agency Services Agreement dated as of April 3, 2006, between PFPC Inc.
and Premier VIT.

                                   PORTFOLIOS

OpCap Equity Portfolio

OpCap Small Cap Portfolio

OpCap Managed Portfolio

OpCap Global Equity Portfolio

OpCap Renaissance Portfolio

OpCap Balanced Portfolio

OpCap Mid Cap Portfolio

NFJ Dividend Value Portfolio

                                                                              30

                                    EXHIBIT B
                                    ---------

                              PERFORMANCE STANDARDS

PFPC will use a statistical sampling as a percentage of transactions processed through the transaction processing and quality control units of PFPC providing services to the Fund and PFPC will track and report to the Fund on the accuracy of the transactions processed. Examining the sampling against predetermined PFPC criteria for accuracy, PFPC will provide an accuracy rate as represented by
"percent" measured to the last Friday of each month from the last Friday of the previous month. The Fund reserves the right to inspect, or have a third party inspect, the Quality Assurance procedures and documentation and all documents reviewed and considered in determining the accuracy of processing.

I.       TRANSACTION PROCESSING

         MANUAL DATA ENTRY - PFPC provides a manual data entry service to the
         Fund for establishing new Shareholder accounts and monitoring existing account records.

         PFPC'S OBJECTIVE - PFPC's objective is to establish new accounts with a data accuracy rate of 95%. PFPC's objective is to process all other financial transactions with a data accuracy rate of 98%.

                                                                  Accuracy
                                               Turnaround*        Standard
                                               -----------        --------

         A.       New Accounts
                  -Purchases                         R              95%
                  -Exchanges                         R              98%
                  -Transfer                          R+4            98%

         B.       Purchases
                  -Directs                           R              98%
                  -Wire Orders
                    (Placement)                      R              98%
                  -Wire Orders
                    (Settlement)                     R              98%

         C.       Redemptions
                  -Direct                            R              98%
                  -Wire Orders                       R              98%

                                                                              31

                                                                  Accuracy
                                               Turnaround*        Standard
                                               -----------        --------

         D.       Exchanges                          R              98%

         E.       Maintenance                        R+4            95%

         F.       Adjustments
                  -Priority                          R+1            98%
                  -Non-Priority                      R+4            98%
                  -OCF Cancel/Rebill                 R+1            98%

 II.     DATA CENTER SERVICES

         A.       RESPONSE TIME - An average of 98% of all inquiries into the
                  PFPC Mainframe system (CICS entries) on Business Days from
                  8:00 a.m. to 8:00 p.m. eastern time ("Business Hours") during a calendar month will have a response time of three (3)
                  seconds or less.

         B.       ON-LINE SYSTEMS AVAILABILITY - The On-Line System will be
                  available for inquiry and data entry at least 96% of the time during Business Hours, measured on a calendar month basis.

 III.    QUALITY ASSURANCE.

         PFPC will use a statistical sampling of transactions processed through the transaction processing and the quality control units of PFPC providing services to the Funds and will track and report on a weekly and monthly basis to the Funds on the accuracy of the transactions processed. Examining the sampling against pre-determined PFPC criteria for accuracy, PFPC will achieve the preceding quality assurance levels identified in the Accuracy Standard Column above, measured monthly by their independent Quality Assurance Department.

 IV.     FINANCIAL CONTROL

         SERVICE DESCRIPTION:

         PFPC will provide daily fund settlement reports to the Fund's accounting and custodian service providers. PFPC will reconcile the
         Fund's Demand Deposit Accounts on a daily basis, including investments and disbursements. Acceptable DDA Item Exceptions beyond five days include:

                           -      Client Originated Item
                           -      Shareholder Reclaim
                           -      Bank (Cash Manager Error)

                                                                            32

                           -      Shareholder Fraudulent Activity
                           -      Fed Wire Recall
                           -      Miscellaneous Funding Issues with Shareholder,
                                  Cash Manager, or Custodian

         PFPC'S OBJECTIVES:

         PFPC's objective is to reconcile all demand deposit account ("DDA")
         transactions within five (5) business days of the transaction post date. Any exceptions, including items greater than five (5) business days, will be reported to the Fund with a general item description. Any exception must be approved by the Fund to be considered within standard.

                                                                              33

                                    EXHIBIT C
                                    ---------

                                 SUB-CONTRACTORS

NONE

                                                                              34